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                                                                    Exhibit 4.35

                              ASSUMPTION AGREEMENT
                             (SUBSIDIARY GUARANTEE)


         ASSUMPTION AGREEMENT, dated as of December 29, 2000 made by each of ANC Financial Corporation, a Delaware corporation, ARC-TM Properties, LLC, a Delaware limited liability company, NCR Affiliate Servicer Properties, LLC, a Delaware limited liability company, ANC Financial Properties, LLC, a Delaware limited liability company and ANC IT Collector Corporation, a Delaware corporation (the "ADDITIONAL GUARANTORS"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent on behalf of the Lenders pursuant to the Loan Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Loan Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, ANC Rental Corporation (the "BORROWER") and the Lenders have entered into an Amended and Restated Senior Loan Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT");

         WHEREAS, in connection with the Loan Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Guarantors) have entered into the Subsidiary Guarantee, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE") in favor of the Lenders;

         WHEREAS, Section 6.12 of the Loan Agreement requires the Additional Guarantors to become a party to the Guarantee because the Additional Guarantors have become guarantors under the $175,000,000 Amended and Restated Credit Agreement, dated as of June 30, 2000, among ANC Rental Corporation, Lehman Brothers Inc., as Arranger, and the other parties thereto, and the $40,000,000 Amended and Restated Credit Agreement, dated as of June 30, 2000, among ANC Rental Corporation, Lehman Brothers Inc., as Arranger, and the other parties thereto (the "Revolving Credit Agreements"); and

         WHEREAS, the Additional Guarantors have agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

         NOW, THEREFORE, IT IS AGREED:
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         1. GUARANTEE. By executing and delivering this Assumption Agreement, each of the Additional Guarantors, as provided in Section 5.14 of the Guarantee, hereby become a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantors hereby represent and warrant that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. RELEASE. In accordance with Section 6.12 of the Senior Loan Agreement, notwithstanding anything stated herein or in the Guarantee to the contrary, this Assumption Agreement and the Guarantee with respect to the Additional Guarantors shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee in connection with the Revolving Credit Agreements which resulted in the creation of the Guarantee with respect to the Additional Guarantors, except a discharge or release by or as a result of payment under such guarantee.

         3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF NEW YORK.

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         IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.


                                        ANC FINANCIAL CORPORATION

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer

                                        ARC-TM PROPERTIES, LLC

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer

                                        NCR AFFILIATE SERVICER PROPERTIES, LLC

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer

                                        ANC FINANCIAL PROPERTIES, LLC

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer

                                        ANC IT COLLECTOR CORPORATION

                                        By:  /s/ LELAND F. WILSON
                                             -------------------------------
                                             Leland F. Wilson
                                             Vice President and Treasurer

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                                                                       ANNEX 1-A



                         NOTICE ADDRESSES OF GUARANTORS

ANC FINANCIAL CORPORATION
ARC-TM PROPERTIES, LLC
NCR AFFILIATE SERVICER PROPERTIES, LLC
ANC FINANCIAL PROPERTIES, LLC ANC IT COLLECTOR CORPORATION
200 South Andrews Avenue
Fort Lauderdale, Florida 33301

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